UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

QI SYSTEMS INC.
(Exact name of registrant as specified in its charter)

000-30948
(Commission File Number)

Delaware	20-5126146
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

609 Cheek Sparger Road, Suite 300, Colleyville, Texas, USA 76034
(Address of principal executive offices and Zip Code)

(817) 427-8611
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 28, 2007, QI Systems Inc. (the "Company") became obligated to repay a secured, non-interest bearing loan (the "Loan") in the amount of $30,000 to BFL Group LLC. The agreement, pursuant to which the Loan was made to the Company, provides that if the Loan is not repaid within 60 days, interest will accrue at a monthly rate of 2.5% of the principal unpaid balance.

Item 3.02	Unregistered Sales of Equity Securities.

As a funding fee for the Loan described in Item 2.03 above, the Company issued to BFL Group LLC, 150,000 restricted shares of the Company's common stock (the "Restricted Shares"). The closing price per share of the Company's common stock reported by the NASDAQ Bulletin Board on February 28, 2007 was $0.07, which price was considered in determining the number of shares issued to BFL Group LLC. The issuance of the Restricted Shares was made without registration under the Securities Act of 1933, as amended (the "Act") in reliance upon Section 4(2) and Regulation D promulgated under the Act. BFL Group LLC received the Restricted Shares for its own account and for investment and not with a view to distribute or resell the Restricted Shares. The issuance of the Restricted Shares to BFL Group did not involve any form of general solicitation or advertising or the use of underwriters, and no commissions were paid in connection therewith.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1	Secured Demand Loan Agreement, by and between QI Systems Inc. and BFL Group LLC, dated February 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QI SYSTEMS INC.

By: Robert I. McLean Jr.

Name: Robert I. McLean Jr.
Title: Chief Financial Officer & Chief Operating Officer
Dated: March 7, 2007